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EXHIBIT 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) (the "Statement") with respect to the shares of common stock, par value $.01, of Channell Commercial Corp. beneficially owned by the undersigned, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to the Statement.

Dated: January 24, 2002.


                                              /s/ William H. Channell
                                              ---------------------------

                                              /s/ Jacqueline M. Channell
                                              ---------------------------

                                              Channell Family Trust

                                              /s/ William H. Channell
                                              ---------------------------
                                              By: William H. Channell
                                              Title: Co-Trustee